UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2015

Date of Report (Date of earliest event reported)

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1 -7685	95-1492269
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective May 6, 2015, Anne L. Bramman, Senior Vice President and Chief Financial Officer of Avery Dennison Corporation (the “Company”), was appointed the Company’s Principal Financial Officer.  Because Ms. Bramman commenced employment during the last two weeks of the Company’s first quarter of 2015, Mitchell R. Butier, the Company’s President and Chief Operating Officer and its former Senior Vice President and Chief Financial Officer, continued to serve as Principal Financial Officer in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2015, which was filed on May 5, 2015.  Ms. Bramman will serve as the Company’s Principal Financial Officer for future filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: May 8, 2015
	By:	/s/ Dean A. Scarborough
Name: Dean A. Scarborough
Title: Chairman and Chief Executive Officer